Exhibit 4.1
THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY OTHER APPLICABLE SECURITIES LAWS AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH OTHER SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED, HYPOTHECATED OR OTHERWISE DISPOSED OF, EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO A TRANSACTION WHICH IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS, AND IN THE CASE OF A TRANSACTION EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT AND SUCH OTHER APPLICABLE LAWS. NOTWITHSTANDING THE FOREGOING, THE SECURITIES AND THE SECURITIES ISSUABLE UPON EXERCISE OF THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY SUCH SECURITIES.

WARRANT NO. 2009-«WarrantNumber»	NUMBER OF SHARES:
«Number_of_Shares»
DATE OF ISSUANCE: July 8, 2009	(subject to adjustment hereunder)
WARRANT TO PURCHASE SHARES
OF COMMON STOCK OF
SOMAXON PHARMACEUTICALS, INC.
     This Warrant is issued to «Purchaser», or its registered assigns (including any successors or assigns, the “Purchaser”), pursuant to that certain Securities Purchase Agreement, dated as of July 2, 2009, between Somaxon Pharmaceuticals, Inc., a Delaware corporation (the “Company”), the Purchaser and certain other purchasers thereunder (the “Purchase Agreement”) and is subject to the terms and conditions of the Purchase Agreement.
     1. EXERCISE OF WARRANT.
          (a) Method of Exercise. Subject to the terms and conditions herein set forth, upon surrender of this Warrant at the principal office of the Company and upon payment of the Warrant Price (as defined below) by wire transfer to the Company or cashier’s check drawn on a United States bank made payable to the order of the Company, or upon exercise of the right to credit the Warrant Price against the fair market value of the Warrant Shares (as defined below) at the time of exercise (the “Net Exercise Right”) pursuant to Section 1(b), the Purchaser is entitled to purchase from the Company, at any time after the date hereof and on or before 5:00 p.m. New York City time on July 8, 2016 (the “Expiration Date”) (subject to earlier termination of this Warrant as set forth herein), up to «Number_of_Shares» fully paid nonassessable shares (as adjusted from time to time pursuant to the provisions of this Warrant) of Common Stock (as defined below) of the Company (the “Warrant Shares”), at a purchase price of $1.155 per share (the “Warrant Price”).
          (b) Net Exercise Right. If the Company shall receive written notice from the Purchaser at the time of exercise of this Warrant that the holder elects to exercise the Net Exercise Right, the Company shall deliver to such holder (without payment by the holder of any exercise price in cash) that number of fully paid and nonassessable shares of Common Stock, par value $0.0001 per share, of the Company (“Common Stock”) equal to the quotient obtained by dividing (i) the value of this Warrant (or the specified portion thereof) on the date of exercise, which value shall be determined by subtracting (A) the aggregate Warrant Price of the Warrant Shares (or the specified portion thereof) immediately prior to the exercise of this Warrant from (B) the Aggregate Fair Market Value (as defined below) of the Warrant Shares (or the specified portion thereof) issuable upon exercise of this Warrant (or specified portion thereof) on the date of exercise by (ii) the Fair Market Value (as defined below) of one share of Common Stock. The “Fair Market Value” of a share of Common Stock shall mean the average of the last reported sale price and, if there are no sales, the last reported bid price, of the Common Stock for the five Trading Days immediately prior to (but not including) the date of exercise as reported by the NASDAQ Capital Market or such other principal exchange or quotation system on which the Common Stock is then traded or, if the Common Stock is not publicly traded, the price determined in good faith by the Company’s Board of Directors. The “Aggregate Fair Market Value” of the Warrant Shares shall be determined by multiplying the number of Warrant Shares by the Fair Market Value of one Warrant Share. For purposes of this Warrant, “Trading Day” shall mean any day on which the Common Stock is traded on the NASDAQ Capital Market, or, if the NASDAQ Capital Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded.
     2. CERTAIN ADJUSTMENTS.
          (a) Mergers or Consolidations. If at any time after the date hereof there shall be, in one or more related transactions, a capital reorganization (other than a combination or subdivision of Warrant Shares otherwise provided for herein) (a “Reorganization”), or (i) a merger or consolidation of the Company with another corporation (other than a merger effected exclusively for the purpose of changing the domicile of the Company) if the holders of the voting power immediately prior to such consolidation or merger shall hold or have rights to direct the voting of less than 50% of the voting securities of such other surviving person immediately following such transaction, (ii) the sale, assignment, transfer, conveyance, exclusive license or other disposal of all or substantially all of the assets of the Company, (iii) a purchase, tender or exchange offer accepted by the holders of a majority of the outstanding voting securities of the Company or (iv) a “person” or “group” (as terms are used for purposes of Section 13(d) and 14(d) of the Exchange Act) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of a majority of the aggregate voting power represented by issued and outstanding Common Stock (any of the foregoing, directly or indirectly, in one or more related transactions “Merger”), then, as a part of such Reorganization or Merger, lawful provision shall be made so that the Purchaser shall thereafter be entitled to receive upon exercise of this Warrant, during the period specified in this Warrant and upon payment of the Warrant Price (unless the Purchaser has elected the Net Exercise Right), the number of shares of stock or other securities or property of the Company or the successor corporation resulting from such Reorganization or Merger, to which a holder of the Common Stock deliverable upon exercise of this Warrant would have been entitled pursuant to such Reorganization or Merger if this Warrant had been exercised immediately before such Reorganization or Merger. In any such case, appropriate adjustment (as determined in good faith by the Company’s Board of Directors) shall be made to the provisions of this Warrant with respect to the rights and interests of the Purchaser after the Reorganization or Merger to the end that the provisions of this Warrant (including adjustment of the Warrant Price then in effect and the number of Warrant Shares) shall be applicable after that event, as near as reasonably may be, in relation to any shares or other property deliverable after that event upon exercise of this Warrant. The above provisions of this paragraph shall similarly apply to successive Reorganizations and Mergers, if any. The Company shall not enter into any Reorganization or Merger unless the successor corporation assumes this Warrant in accordance with the provisions of this Section 2.
          (b) Splits and Subdivisions; Stock Dividends. In the event the Company should at any time, or from time to time, fix a record date for the effectuation of a split or subdivision of the outstanding shares of Common Stock or the determination of the holders of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly, additional shares of Common Stock (hereinafter referred to as the “Common Stock Equivalents”) without payment of any consideration by such holder for the additional shares of Common Stock or Common Stock Equivalents (including the additional shares of Common Stock issuable upon conversion or exercise thereof), then, as of such record date (or the date of such distribution, split or subdivision if no record date is fixed), the per share Warrant Price shall be appropriately decreased and the number of Warrant Shares shall be appropriately increased in proportion to such increase (or potential increase) of outstanding shares.
          (c) Combination of Shares. If the number of shares of Common Stock outstanding at any time after the date hereof is decreased by a combination of the outstanding shares of Common Stock, the per share Warrant Price shall be appropriately increased and the number of Warrant Shares shall be appropriately decreased in proportion to such decrease in outstanding shares.
          (d) Adjustments for Other Distributions. In the event the Company shall declare a distribution payable in securities of other persons, evidences of indebtedness issued by the Company or other persons, assets or options or rights not referred to in Section 2(b), then, in each such case for the purpose of this Section 2(d), upon exercise of this Warrant the holder hereof shall be entitled to a proportionate share of any such distribution as though such holder was the holder of the number of shares of Common Stock into which this Warrant may be exercised as of the record date fixed for the determination of the holders of Common Stock entitled to receive such distribution.

     3. NO FRACTIONAL SHARES. No fractional Warrant Shares will be issued in connection with any exercise of this Warrant. In lieu of any fractional shares which would otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the Fair Market Value of one Warrant Share.
     4. NO STOCKHOLDER RIGHTS. Until the exercise of this Warrant or any portion of this Warrant, the Purchaser shall not have nor exercise any rights as a stockholder of the Company (including without limitation the right to notification of stockholder meetings or the right to receive any notice or other communication concerning the business and affairs of the Company), except as provided in Section 11 below. In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Purchaser to purchase any securities (upon exercise of this Warrant or otherwise) or as a shareholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.
     5. RESERVATION OF STOCK. The Company covenants that during the period this Warrant is exercisable, the Company will reserve from its authorized and unissued Common Stock a sufficient number of shares of Common Stock (or other securities, if applicable) to provide for the issuance of Warrant Shares (or other securities) upon the exercise of this Warrant. The Company agrees that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for the Warrant Shares upon the exercise of this Warrant.
     6. MECHANICS OF EXERCISE. This Warrant may be exercised by the holder hereof, in whole or in part, by the surrender of this Warrant and the Notice of Exercise attached hereto as Exhibit A duly completed and executed on behalf of the holder hereof, at the principal office of the Company together with payment in full of the Warrant Price (unless the Purchaser has elected the Net Exercise Right) then in effect with respect to the number of Warrant Shares as to which the Warrant is being exercised. This Warrant shall be deemed to have been exercised immediately prior to the close of business on the date of its surrender for exercise as provided above, and the person entitled to receive the Warrant Shares issuable upon such exercise shall be treated for all purposes as the holder of such shares of record as of the close of business on such date. As promptly as practicable on or after such date, the Company at its expense shall cause to be issued and delivered to the person or persons entitled to receive the same a certificate or certificates for the number of full Warrant Shares issuable upon such exercise, together with cash in lieu of any fraction of a share as provided above. The Warrant Shares issuable upon exercise hereof shall, upon their issuance, be validly issued, fully paid and nonassessable, and free from all preemptive rights, taxes, liens and charges with respect to the issue thereof. The Company shall pay any and all taxes (other than taxes based upon the income of the Purchaser) which may be payable with respect to the issuance and delivery of Warrant Shares upon exercise of this Warrant. In the event that this Warrant is exercised in part, the Company at its expense will execute and deliver a new Warrant of like tenor exercisable for the remaining number of shares for which this Warrant may then be exercised. At 5:00 P.M., New York time on the Expiration Date, the portion of this Warrant not exercised prior thereto shall be and become void and of no value provided that, if the average of the closing price per share on the NASDAQ Capital Market or such exchange or quotation system on which the Common Stock is then listed or quoted for the five Trading Days immediately prior to (but not including) the Expiration Date exceeds the Exercise Price on the Expiration Date, then this Warrant shall be deemed to have been exercised in full (to the extent not previously exercised) on a “cashless exercise” basis at 5:00 P.M., New York time on the Expiration Date. In the event of a “cashless exercise” pursuant to the previous sentence, the Purchaser shall not be required to deliver the original Warrant prior to its expiration but shall deliver such original Warrant for surrender promptly thereafter. In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall promptly issue to the Purchaser the number of Warrant Shares that are not disputed prior to the resolution of such dispute.
     7. DELIVERY OF SHARES. In addition to any other rights available to a Purchaser, if the Company fails to deliver to the Purchaser a certificate representing Warrant Shares by the third Trading Day after the date on which delivery of such certificate is required by this Warrant, and if after such third Trading Day the Purchaser purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Purchaser of the Warrant Shares that the Purchaser anticipated receiving from the Company (a “Buy-In”), then the Company shall, within five Trading Days after the Purchaser’s request and in the Purchaser’s discretion, either (i) pay cash to the Purchaser in an amount equal to the Purchaser’s total purchase price (including reasonable brokerage commissions, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company’s obligation to deliver such certificate (and to issue such Common Stock) shall terminate, or (ii) promptly honor its obligation to deliver to the Purchaser a certificate or certificates representing such Common Stock and pay cash to the Purchaser in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the Closing Price on the date of the event giving rise to the Company’s obligation to deliver such certificate. The Company’s obligations to issue and deliver Warrant Shares in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the holder hereof to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the holder hereof or any other Person of any obligation to the Company or any violation or alleged violation of law by the Purchaser or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Purchaser in connection with the issuance of Warrant Shares. Nothing herein shall limit the Purchaser’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver certificates representing shares of Common Stock upon exercise of this Warrant as required pursuant to the terms hereof.
     8. CERTIFICATE OF ADJUSTMENT. Whenever the Warrant Price or number or type of securities issuable upon exercise of this Warrant is adjusted, as herein provided, the Company shall, at its expense, promptly deliver to the Purchaser a certificate of an officer of the Company setting forth the nature of such adjustment and showing in detail the facts upon which such adjustment is based.
     9. REPRESENTATIONS OF PURCHASER. As of the date hereof, the Purchaser hereby confirms the representations and warranties made by the Purchaser in Section 5 of the Purchase Agreement.

     10. COMPLIANCE WITH SECURITIES LAWS.
          (a) The Purchaser understands that this Warrant and the Warrant Shares are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations this Warrant and the Warrant Shares may be resold without registration under the Securities Act of 1933, as amended (the “Securities Act”) only in certain limited circumstances. In this connection, the Purchaser represents that it is familiar with Rule 144 under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.
          (b) Prior and as a condition to the sale or transfer of the Warrant Shares issuable upon exercise of this Warrant, the Purchaser shall furnish to the Company such certificates, representations, agreements and other information, including an opinion of counsel, as the Company or the Company’s transfer agent reasonably may require to confirm that such sale or transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, unless such Warrant Shares are being sold or transferred pursuant to an effective registration statement.
          (c) Subject to Section 5.4 of the Purchase Agreement, the Purchaser acknowledges that the Company may place a restrictive legend on the Warrant Shares issuable upon exercise of this Warrant in order to comply with applicable securities laws, unless such Warrant Shares are otherwise freely tradable under Rule 144 of the Securities Act.
     11. NOTICES OF RECORD DATE. In the event of:
          (a) any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right; or
          (b) any Reorganization or Merger; or
          (c) any voluntary or involuntary dissolution, liquidation or winding-up of the Company, then and in each such event the Company will mail or cause to be delivered to the Purchaser (or a permitted transferee in compliance with Section 10 above) a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the date on which any such Reorganization, Merger, dissolution, liquidation or winding-up is to take place, and the time, if any, as of which the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such Reorganization, Merger, dissolution, liquidation or winding-up. Such notice shall be delivered at least ten (10) Trading Days prior to the date therein specified.
     12. REPLACEMENT OF WARRANTS. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement reasonably satisfactory in form to the Company or, in the case of any such mutilation, on surrender and cancellation of such Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.
     13. NO IMPAIRMENT. Except to the extent as may be waived by the holder of this Warrant, the Company will not, by amendment of its charter or through a Reorganization, Merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Purchaser against impairment.
     14. TRADING DAYS. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall be other than a Trading Day, then such action may be taken or such right may be exercised on the next succeeding Trading Day.
     15. TRANSFERS; EXCHANGES. (a) Subject to compliance with applicable federal and state securities laws and Section 10 hereof, this Warrant may be transferred by the Purchaser with respect to any or all of the Warrant Shares purchasable hereunder. For a transfer of this Warrant as an entirety by Purchaser, upon surrender of this Warrant to the Company, together with the Notice of Assignment in the form attached hereto as Exhibit B duly completed and executed on behalf of the Purchaser, the Company shall issue a new Warrant of the same denomination to the assignee. For a transfer of this Warrant with respect to a portion of the Warrant Shares purchasable hereunder, upon surrender of this Warrant to the Company, together with the Notice of Assignment in the form attached hereto as Exhibit B duly completed and executed on behalf of the Purchaser, the Company shall issue a new Warrant to the assignee, in such denomination as shall be requested by the Purchaser, and shall issue to the Purchaser a new Warrant covering the number of shares in respect of which this Warrant shall not have been transferred.
     (b) This Warrant is exchangeable, without expense, at the option of the Purchaser, upon presentation and surrender hereof to the Company for other warrants of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. This Warrant may be divided or combined with other warrants that carry the same rights upon presentation hereof at the principal office of the Company together with a written notice specifying the denominations in which new warrants are to be issued to the Purchaser and signed by the Purchaser hereof. The term “Warrants” as used herein includes any warrants into which this Warrant may be divided or exchanged.
     16. AMENDMENT AND WAIVER. This Warrant may be amended only upon the written consent of the Company and the Purchaser.
     17. MISCELLANEOUS. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York, without the application of principles of conflicts of laws that would result in any law other than the laws of the State of New York being applied. All notices, requests, consents and other communications hereunder shall be in writing, shall be sent by confirmed facsimile or electronic mail, or mailed by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, and shall be deemed given when so sent in the case of facsimile or electronic mail transmission, or when so received in the case of mail or courier, and addressed as follows: (a) if to the Company, at 3830 Valley Centre Drive, Suite 705-461, California 92130, Attention: President and Chief Executive Officer; Facsimile: (858) 509-1761; with a copy to (which shall not constitute notice) Latham & Watkins LLP, 12636 High Bluff Drive, Suite 400, San Diego, California 92130, Attention: Cheston J. Larson; Facsimile: (858) 523-5450; E-Mail: cheston.larson@lw.com and (b) if to the Purchaser, at such address or addresses as may have been furnished by the Purchaser to the Company in writing. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provisions.
[Signature Page Follows]

     IN WITNESS WHEREOF, this Common Stock Purchase Warrant is issued effective as of the date first set forth above.

SOMAXON PHARMACEUTICALS, INC.

By:
Name:	Richard W. Pascoe
Title:	President and Chief Executive Officer
Signature Page to Warrant No. 2009-«WarrantNumber»

EXHIBIT A
NOTICE OF INTENT TO EXERCISE
(To be signed only upon exercise of Warrant)
To: Somaxon Pharmaceuticals, Inc.
     The undersigned, the Purchaser of the attached Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder,                                                              (                    ) shares of Common Stock of Somaxon Pharmaceuticals, Inc. and (choose one)
                          herewith makes payment of                                                               Dollars ($                    ) thereof
     or
                          exercises the Net Exercise Right pursuant to Section 1(b) thereof.
     The undersigned requests that the certificates for the shares to be acquired pursuant to such exercise be issued in the name of, and delivered to                                         , whose address is                                         .
     By its signature below the undersigned hereby represents and warrants that it is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended, and agrees to be bound by the terms and conditions of the attached Warrant as of the date hereof, including Section 10 thereof.
DATED:

(Signature must conform in all
respects to name of the Purchaser
as specified on the face of the Warrant)

«Purchaser»

Address:

EXHIBIT B
NOTICE OF ASSIGNMENT FORM
     FOR VALUE RECEIVED, (the “Assignor”) hereby sells, assigns and transfers all of the rights of the undersigned Assignor under the attached Warrant with respect to the number of shares of common stock of Somaxon Pharmaceuticals, Inc. (the “Company”) covered thereby set forth below, to the following “Assignee” and, in connection with such transfer, represents and warrants to the Company that the transfer is in compliance with Section 10 of the Warrant and applicable federal and state securities laws:

NAME OF ASSIGNEE	ADDRESS/FAX NUMBER

Number of shares:

Dated:	Signature:

Witness:

ASSIGNEE ACKNOWLEDGMENT
     The undersigned Assignee acknowledges that it has reviewed the attached Warrant and by its signature below it hereby represents and warrants that it is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended, and agrees to be bound by the terms and conditions of the Warrant as of the date hereof, including Section 10 thereof.

Signature:

By:

Its:

Address: